THIS AGREEMENT made as of the 1st day of October, 1999,

B E T W E E N:


                            INFOCAST CANADA CORPORATION
                            a corporation incorporated under the laws of Ontaio,

                            (hereinafter referred to as the "Corporation"),

                                                              OF THE FIRST PART,

                            - and -

                            CHRIS ROUSE
                            of the City of TORONTO, in the
                            Province of ONTARIO,

                            (hereinafter referred to as the "Executive")

                                                             OF THE SECOND PART.

         WHEREAS the Corporation wishes to retain the services of the Executive to provide the services hereinafter described during the term hereunder set out;

         NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the parties agree as follows:

1.       EMPLOYMENT OF EXECUTIVE

         The Corporation shall employ the Executive as its VICE PRESIDENT, MARKETING to perform the duties and responsibilities indicated to such position, subject at all times to the control and direction of the Board of Directors of the Corporation (the "Board").

2.       DUTIES

         The Executive shall serve the Corporation and any subsidiaries of the Corporation in such capacity or capacities and shall perform such duties and exercise such powers pertaining to the management and operation of the Corporation and any subsidiaries and affiliates of the Corporation as may be determined from time to time by the Board consistent with the office of the Executive. The Executive shall:

         (a) devote his full time (which shall not be less than 35 hours per week) and attention and his best efforts during normal business hours to the business and affairs of the Corporation;

         (b) perform those duties that may reasonably be assigned to the Executive diligently and faithfully to the best of the Executive's abilities and in the best interests of the Corporation; and

         (c) use his best efforts to promote the interests and goodwill of the Corporation.

3.       REPORTING PROCEDURES

         The Executive shall report to the person holding the office of President. The Executive shall report fully on the management, operations and business affairs of the Corporation and advise to the best of his ability and in accordance with reasonable business standards on business matters that may arise from time to time during the term of this agreement.

4.       COMPENSATION

         (a) The annual base salary payable to the Executive for his services hereunder for the first year of the term of this agreement shall be Cdn$90,000, exclusive of bonuses, benefits and other compensation. The annual base salary payable to the Executive for his services hereunder for each successive year of this agreement, exclusive of bonuses, benefits and other compensation, shall be determined by the Board and agreed to by the Executive. The annual base salary payable to the Executive pursuant to the provisions of this section 4 shall be payable in equal semi-monthly installments in arrears on the 15th and 30th day of each month or in such other manner as may be mutually agreed upon, less, in any case, any deductions or withholdings required by law.

         (b) The Corporation shall provide the Executive with employee benefits comparable to those provided by the Corporation from time to time to other senior executives of the Corporation and shall permit the Executive to participate in any share option plan, share purchase plan, retirement plan or similar plan offered by the Corporation from time to time to its senior executives in the manner and to the extent authorized by the Board.

         (c) InfoCast Canada Corporation will also pay the Executive a commission based on performance. The commission will be paid on a semi-monthly basis in addition to the Executive's base salary, in advance against commissions earned. In the event of termination for any reason, any outstanding commissions owing to the Company become due. (See Section 8: Terminations). The annual maximum commission payable to the Executive for the first year of the term of this agreement shall be Cdn$30,000. These commissions will be paid on a semi-monthly basis for the first four (4) months of the term of this agreement. At the end of the first four (4) months, the performance of the Executive will be reviewed by the President and the Board of Directors and may be adjusted accordingly. Any adjustments will be reviewed with the Executive and mutually agreed upon.

5.       PERFORMANCE BONUS

         In addition to the Executive's annual base salary, the Executive shall participate in the Corporation's executive bonus plan ["the Plan"], if implemented. At the present time, the Corporation does not have a bonus plan established.

6.       VACATION

         The Executive shall be entitled to three (3) weeks' paid vacation per fiscal year of the Corporation at a time approved in advance by the Chairman and/or the President, which approval shall not be unreasonably withheld but shall take into account the staffing requirements of the Corporation and the need for the timely performance of the Executive's responsibilities. In the event that the Executive decides not to take all the vacation to which he is entitled in any fiscal year, the Executive shall be entitled to take up to one week (5 days) of such vacation in the next following fiscal year at a time approved in advance by the Chairman and/or the President. Any remaining unused vacation time shall be forfeited.

7.       EXPENSES

         The Executive shall be reimbursed for all approved, reasonable travel and other out-of-pocket expenses in accordance with the Corporation's approved travel and expense policies, as determined by the Board in its sole discretion, actually and properly incurred by the Executive from time to time in connection with carrying out his duties hereunder. For all such expenses, the Executive shall furnish to the Corporation a signed expense report including originals of all invoices or statements in respect of which the Executive seeks reimbursement.

8.       TERMINATION

         (a) For Cause

             The Corporation may terminate the employment of the Executive without notice or any payment in lieu of notice for cause which, without limiting the generality of the foregoing, shall include:

         (i) if there is a repeated and demonstrated failure on the part of the Executive to perform the material duties of the Executive's position in a competent manner and where the Executive fails to substantially remedy the failure within a reasonable period of time after receiving written notice of such failure from the Corporation;

        (ii) if the Executive is convicted of a criminal offence involving fraud or dishonesty;

       (iii) if the Executive or any member of his family makes any personal profit arising out of or in connection with a transaction to which the Corporation is a party or with which it is associated without making disclosure to and obtaining the prior written consent of the Corporation;

       (iv) if the Executive fails to honor his fiduciary duties to the Corporation, including the duty to act in the best interests of the Corporation; or

       (v) if the Executive disobeys reasonable instructions given in the course of employment by the Chairman, the President or the Board that are not inconsistent with the Executive's management position and not remedied by the Executive within a reasonable period of time after receiving written notice of such disobedience.

         (b) For Disability/Death

             This agreement may be immediately terminated by the Corporation by notice to the Executive if the Executive becomes permanently disabled. The Executive shall be deemed to have become permanently disabled if in any year during the employment period, because of ill health, physical or mental disability, or for other causes beyond the control of the Executive, the Executive has been continuously unable or unwilling or has failed to perform the Executive's duties for 120 consecutive days, or if, during any year of the employment period, the Executive has been unable or unwilling or has failed to perform his duties for a total of 180 days, consecutive or not. The term "any year of the employment period" means any period of 12 consecutive months during the employment period.

             This agreement shall terminate without notice upon the death of the Executive.

9.       SEVERANCE PAYMENTS

         (a) Upon termination of the Executive's  employment:  (i) for cause; or
(ii) by the voluntary termination of employment of the Executive, the Executive shall not be entitled to any severance payment other than compensation earned by the Executive before the date of termination calculated pro rata up to and including the date of termination.

         (b) If the Executive's employment is terminated for any other reason other than the reasons set forth in subsection 9(a), the Executive shall be entitled to receive the lesser of:

             (i)   the total of:

                   (A) 2 months' salary at the then applicable base salary rate;

                   (B) the present value, as determined by the Chairman and/or the President, acting reasonably, of the benefits described in section 4(b) that would be enjoyed by the Executive during the next 3 months assuming his employment was not terminated and assuming the then current level of benefits were continued for those 3 months; and

                   (C) the present value, as determined by the Chairman and/or the President, acting reasonably, of the amount that the Chairman and/or the President estimates would be the amount payable to the

                         Executive out of the Plan assuming that the Executive's employment was not terminated until the end of the current fiscal year and all other participants of the Plan continued in the employment of the Corporation for the full then current fiscal year; and

             (ii) the salary otherwise payable to the Executive for the unexpired term of this agreement together with the other amounts described in clause 9(b)(i), mutatis mutandis.

The payment described in this subsection 9(b) is the only severance payment the Executive will receive in the event of the termination of this agreement for reasons contemplated in this subsection 9(b).

         (c) If the Executive's employment is terminated as a result of the permanent disability or death of the Executive, the Executive or his estate, as applicable, shall be entitled to receive, within 30 days of the date of such termination, the balance of the base salary that would otherwise be paid to the Executive during the remainder of the term of this agreement. The Executive agrees to reasonably comply with all requirements necessary for the Corporation to obtain life insurance on the life of the Executive for the term of this agreement.

10.      CONFIDENTIALITY

         The Executive acknowledges and agrees that:

         (a) in the course of performing his duties and responsibilities as an officer of the Corporation, he has had and will continue in the future to have access to and has been and will be entrusted with detailed confidential information and trade secrets (printed or otherwise) concerning past, present, future and contemplated products, services, operations and marketing techniques and procedures of the Corporation and its subsidiaries, including, without limitation, information relating to addresses, preferences, needs and requirements of past, present and prospective clients, customers, suppliers and employees of the Corporation and its subsidiaries (collectively, "Trade Secrets"), the disclosure of any of which to competitors of the Corporation or to the general public, or the use of same by the Executive or any competitor of the Corporation or any of its subsidiaries would be highly detrimental to the interests of the Corporation;

         (b) in the course of performing his duties and responsibilities for the Corporation, the Executive has been and will continue in the future to be a representative of the Corporation to its customers, clients and suppliers and as such has had and will continue in the future to have significant responsibility for maintaining and enhancing the goodwill of the Corporation with such customers, clients and suppliers and would not have, except by virtue of his employment with the Corporation, developed a close and direct relationship with the customers, clients and suppliers of the Corporation;

         (c) the Executive, as an officer of the Corporation, owes fiduciary duties to the Corporation, including the duty to act in the best interests of the Corporation; and

         (d) the right to maintain the confidentiality of the Trade Secrets, the right to preserve the goodwill of the Corporation and the right to the benefit of any relationships that have developed between the Executive and the customers, clients and suppliers of the Corporation by virtue of the Executive's employment with the Corporation constitute proprietary rights of the Corporation, which the Corporation is entitled to protect.

         In acknowledgement of the matters described above and in consideration of the payments to be received by the Executive pursuant to this agreement, the Executive hereby agrees that he will not, during the term of this agreement and for one (1) year thereafter, directly or indirectly disclose to any person or in any way make use of (other than for the benefit of the Corporation), in any manner, any of the Trade secrets, provided that such Trade Secrets shall be deemed not to include information that is or becomes generally available to the public other than as a result of disclosure by the Executive.

11.      NON-SOLICITATION

         The Executive hereby agrees that he will not, during the term of this agreement and ending one (1) year following the expiration of the term of this agreement, be a party to or abet any solicitation of customers, clients or suppliers of the Corporation or any of its subsidiaries, to transfer business from the Corporation or any of its subsidiaries to any other person, or seek in any way to persuade or entice any employee of the Corporation or any of its subsidiaries to leave that employment or to be a party to or abet any such action.

12.      DISCLOSURE

         During the employment period, the Executive shall promptly disclose to the Chairman full information concerning any interest, direct or indirect, of the Executive (as owner, shareholder, partner, lender or other investor, director, officer, employee, consultant or otherwise) or any member of his family in any business that is reasonably known to the Executive to purchase or otherwise obtain services or products from, or to sell or otherwise provide services or products to the Corporation or any of its subsidiaries or affiliates or to any of its suppliers or customers.

13.      RETURN OF MATERIALS

         All files, forms, brochures, books, materials, written correspondence, memoranda, documents, manuals, computer disks, software products and lists (including lists of customers, suppliers, products and prices) pertaining to the business of the Corporation or any of its subsidiaries and affiliates that may come into the possession or control of the Executive shall at all times remain the property of the Corporation or such subsidiary or affiliate, as the case may be. On termination of the Executive's employment for any reason, the Executive agrees to deliver promptly to the Corporation all such property of the Corporation in the possession of the Executive or directly or indirectly under the control of the Executive. The Executive agrees not to make for his personal or business use or that of any other party, reproductions or copies of any such property or other property of the Corporation.

14.      GOVERNING LAW

         This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.

15.      SEVERABILITY

         If any provision of this agreement, including the breadth or scope of such provision, shall be held by any court of competent jurisdiction to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining provisions, or part thereof, of this agreement and such remaining provisions, or part thereof, shall remain enforceable and binding.

16.      ENFORCEABILITY

         The Executive hereby confirms and agrees that the covenants and restrictions pertaining to the Executive contained in this agreement, including, without limitation, those contained in sections 10 and 11 hereof, are reasonable and valid and hereby further acknowledges and agrees that the Corporation would suffer irreparable injury in the event of any breach by the Executive of his obligations under any such covenant or restriction. Accordingly, the Executive hereby acknowledges and agrees that damages would be an inadequate remedy at law in connection with any such breach and that the Corporation shall therefore be entitled in lieu of any action for damages, temporary and permanent injunctive relief enjoining and restraining the Executive form any such breach.

17.      NO ASSIGNMENT

         The Executive may not assign, pledge or encumber the Executive's interest in this agreement nor assign any of the rights or duties of the Executive under this agreement without the prior written consent of the Corporation.

18.      SUCCESSORS

         This agreement shall be binding on and enure to the benefit of the successors and assigns of the Corporation and the heirs, executors, personal legal representatives and permitted assigns of the Executive.

19.      NOTICES

         Any notice or other communication required or permitted to be given hereunder shall be in writing and either delivered by hand or mailed by prepaid registered mail. At any time other than during a general discontinuance of postal serve due to strike, lock-out or otherwise, a notice so mailed shall be deemed to have been received three business days after the postmarked date hereof or, if delivered by hand, shall be deed to have been received at the time it is delivered. If there is a general discontinuance of postal service due to strike, lock-out or otherwise, a notice sent by prepaid registered mail shall be deemed to have been received three business days after the resumption of postal service. Notices shall be addressed as follows:

         (a)     If to the Corporation:

                 InfoCast Canada Corporation
                 1 Richmond Street West
                 Suite 902
                 Toronto, ON
                 M5H 3W4

         (b)     If to the Executive:

                 CHRIS ROUSE
                 22 EARL STREET
                 TORONTO, ON, M4Y 1M3

20.      LEGAL ADVICE

         The Executive hereby represents and warrants to the corporation and acknowledges and agrees that he had the opportunity to seek and was not prevented nor discouraged by the Corporation from seeking independent legal advise prior to the execution and delivery of this agreement and that, in the event that he did not avail himself of that opportunity prior to signing this agreement, he did so voluntarily without any undue pressure and agrees that his failure to obtain independent legal advice shall not be sued by him as a defence to the enforcement of his obligations under this agreement.

         IN WITNESS WHEREOF the parties have executed this agreement as of the date first written above.

                                            INFOCAST CANADA CORPORATION



                                            Per:/s/ James Hines
                                                --------------------------------



                                            CHRIS ROUSE



                                            Per:/s/ Chris Rouse
                                                --------------------------------




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